SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2004

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
     of incorporation)

              51 James Way, Eatontown, New Jersey                07724
           (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech, Inc. announced today that it is reorganizing its domestic sales and marketing organization into two separate functions, each reporting to Richard W. Bauer, Osteotech's President and Chief Executive Officer. As a result of this change, Marc Burel, Vice President of Sales and Marketing has departed from the Company.

Thompson Cain has been appointed Senior Director, National Sales Manager. Mr. Cain joined Osteotech in 1999, and has held progressively more responsible management positions in Corporate Accounts, the Donor Services Group, and most recently in Traditional Tissue Sales & Marketing. In the 18 years prior to his employment at Osteotech, Mr. Cain has held key sales, sales training, marketing and product development management positions in medical technology companies, including 11 years with domestic and international subsidiaries and divisions of Johnson & Johnson.

Timothy Miller, Senior Director Marketing and Product Development will lead the Company's marketing organization. Mr. Miller came to Osteotech in 2001. He was appointed Director of Marketing and Product Development in 2002 focusing on the Company's bio-implant and metal implant lines, was promoted to Senior Director in 2003, and added responsibility for Grafton(R) DBM later that year. Mr. Miller's credentials include highly visible marketing and product development management positions with significant medical technology companies, including Smith and Nephew, Sulzer Orthopedics, Zimmer, and Medtronics Sofamor Danek.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2004

                                            OSTEOTECH, INC.
                                             (Registrant)


                                      By: /s/ Michael J. Jeffries
                                          -----------------------------------
                                          Michael J. Jeffries
                                          Executive Vice President,
                                          Chief Financial Officer
                                          (Principal Financial Officer
                                          and Principal Accounting Officer)